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Item 1.		Changes in Control of Registrant.

     NevStar Gaming and Entertainment Corp., formerly known as Mesquite
Gaming Corp. and NevStar Gaming Corporation (the "Company"), has undergone a reorganization in bankruptcy pursuant to a voluntary petition for relief filed under Chapter 11 of the United States Bankruptcy Code (the "Code"). In onnection with the reorganization, the Company has undergone a change of control upon its emergence from bankruptcy. See Item 3 below.

Item 3.		Bankruptcy or Receivership.

     The Company previously was engaged in the casino and gaming business and owned and operated a casino under license from the Nevada Gaming Commission. The casino's operations commenced on or about July 1, 1998.

     On July 10, 2000, the Company filed a voluntary petition for relief under Chapter 11 of the Code (the Chapter 11 proceeding") in the United States Bankruptcy Court, District of Nevada, Case No. BK-S-00-15075-LBR. From and after the commencement of the Chapter 11 Proceeding, the Company has acted as debtor in possession.

     On or about April 2, 2001, the Company and W/F Investment Corp. ("W/F") submitted to the Court a plan of reorganization, which plan has been amended from time to time (such plan, as amended, is hereinafter referred to as the "Plan of Reorganization"). W/F and the Company are the plan proponents (the "Plan Proponents") of the Plan of Reorganization. On February 20, 2002, the Court issued an order confirming the Plan of Reorganization pursuant to
Section 1129(a) of the Code.

    On November 22, 2002, the Plan of Reorganization became effective.

     The principal terms of the Plan of Reorganization are as follows:

     A.   Classification and Treatment of Claims and Interests

     The Plan of Reorganization divides claims and interests in the Company into various classes according to their right to priority of payment, as mandated by the Code. Certain types of claims are not classified because the specific treatment they receive is automatically established pursuant to the Code. These unclassified claims include the following:

     1. Administrative Expenses. Administrative expenses are claims for costs or expenses of administering the Second Chapter 11 Proceeding which are allowed under the Code. These claims include claims for professional fees and fees paid to the Office of the United States Trustee. In settlement of the Administrative Claims, claims were paid as follows: $24,191 was paid in cash, and the balance was paid through the issuance of 156,428 shares of common stock of the Company.

     2. Priority Tax Claims. Priority tax claims are certain unsecured income, employment and other taxes owed by the Company. Pursuant to the Code, each holder of a priority tax claim must receive the present value of such claim in deferred cash payments over a period not to exceed six years from the date of assessment of such tax. The total amount of allowed priority tax claims are $194,897.00, which

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will be paid, plus 5% interest, over six years.  The claimants have agreed on a one-year moratorium on payments, with the balance due in equal quarterly installments over the subsequent five years.

     All claims other than administrative expenses or priority tax claims are classified claims. Classified claims consist of the following:

     1. Secured Claims. Secured claims are claims secured by liens on the Company's real or personal property. The Company no longer has any secured claims outstanding, as all of its real and personal property constituting collateral for such secured claims was foreclosed on during the First and Second Chapter 11 Proceedings. Secured creditors that foreclosed on property of the Company are now unsecured creditors to the extent that the amount of their claims against the Company is greater than then value that such creditors received through foreclosing on their collateral. Under a settlement agreement with a party with a secured lien which was foreclosed upon, 529,620 shares of common stock of the Company are being issued.

     2. Priority Unsecured Claims. Certain types of unsecured claims, referred to as priority unsecured claims, are entitled by the Code to priority treatment. There are no allowed priority unsecured claims.

     3. General Unsecured Claims. General unsecured claims are all unsecured claims not entitled to priority under the Code. The total amount of general unsecured claims are $4,408,930, not including all allowed general unsecured claims held by formerly secured creditors that foreclosed on the property of the Company constituting their collateral. Allowed general unsecured claims constitute Class 2 claims. Every holder of an allowed Class 2 general unsecured claim receives a proportionate distribution of newly-issued shares of the Company's common stock ("Common Stock") in the reorganized Company. The total number of shares of Common Stock issued to holders of Class 2 claims totals approximately 12% of the shares of Common Stock in the reorganized
Company. The shares issued to holders of Class 2 claims are exempt from the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any state or local law requiring registration for the offer or sale of securities.

    4. Equity Interest Holders. There are 26,000 shares of the Company's preferred stock outstanding, and 4,107,687 shares of the Company's Common
Stock outstanding. All allowed equity interests constitute Class 3 interests. On the Effective Date, all holders of allowed Class 3 preferred stock equity interests received one share of Common Stock in the reorganized Company in exchange for each share of preferred stock of the Company that they own.
All holders of Class 3 common stock equity interests retained their shares of Common Stock. The total number of shares of Common Stock that held by holders of Class 3 equity interests is approximately 6% of the shares of Common Stock of the reorganized Company. The shares of Common Stock issued to holders of Class 3 preferred stock equity interests are exempt from the requirements of the Securities Act and any state or local law requiring registration for the offer or sale of securities. As of the Effective Date, all equity interests in the Company other than the outstanding shares of Common Stock and the shares of Common Stock which were issued under the Plan of Reorganization were terminated, cancelled and rejected.

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     B.   Execution of the Plan of Reorganization

     The Plan of Reorganization originally called for the contribution by certain Plan Proponents of a restaurant operation which has since ceased operations and, accordingly, will not be part of the contributed assets contemplated in the Plan of Reorganization. The Company is currently in negotiations to acquire an ownership interest from the new owners of the restaurant, which has reopened. While it is anticipated that the Company will acquire such an interest, there can be no assurance that it will ultimately be able to do so, or what the terms of any such acquisition will be.

     In addition, W/F has issued a $250,000 revolving line of credit to the Company. The line of credit has been used to pay the Company's obligations through the Effective Date, including the allowed administrative expenses. The line of credit bears interest at prime plus 2%, payable monthly. It is due no earlier than October 31, 2003 and no later than October 31, 2007.

     In addition, the Plan Proponents have been exploring opportunities to acquire one or more gaming properties in Nevada, and intend to continue to explore such opportunities after the Effective Date. The Plan Proponents desire to ultimately operate the Company as a company in the gaming industry, and the Plan Proponents intend to utilize the Company's business operations after the Effective Date to provide a viable platform for the acquisition and operation of a significant Nevada gaming property. There can be no assurance that the Plan Proponents or the Company will ultimately identify, successfully acquire and obtain a license to operate a gaming property in Nevada or any other state.

     On the Effective Date, the Company issued 8,267,374 shares of its Common Stock to holders of allowed Class 2 claims; 26,000 shares of its Common Stock to holders of allowed Class 3 preferred stock equity interests; and 15,156,852 shares of its Common Stock to the Plan Funders. The 4,107,687 shares of Common Stock that are currently outstanding will be retained by the holders of those shares. There are a total of 28,243,961 shares of common Stock outstanding
after the issuance of shares under the Plan of Reorganization.   40,650,822
shares of Common Stock are being held by the Company as treasury stock.

     The shares of Common Stock issued to the Company's preferred shareholders and issued to holders of Class 2 claims are exempt from the requirements of the Securities Act and applicable state securities laws requiring registration or qualification for the offer or sale of securities. However, the shares of Common Stock issued to the Plan Proponents are restricted shares and may not be resold without registration or qualification under federal or applicable state securities laws, or an exemption therefrom.

     The Company's outstanding shares of Common Stock are as follows:

   Category of Stockholder      Number of Shares    Percentage of Class
   -----------------------      ----------------    -------------------
Former stockholders
	(common and preferred)          4,133,687         14.6%
Unsecured creditors                   8,267,374         29.3%
Plan Proponents                      15,156,852         53.6%
Administrative and formerly
    secured claims                      686,048          2.5%
                                     ----------         -----
	Total                          28,243,961        100.0%
                                     ==========        ======

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     C.   Management of the Company

     The senior management of the Company upon the Effective Date consists of:

     William Fleischman - Chief Executive Officer and Chief Financial Officer Douglas Hrdlicka - Chief Operating Officer

     D.   Distributions Under the Plan of Reorganization

     1. All checks that were issued on account of allowed administrative expenses, allowed priority tax claims or allowed priority unsecured claims shall be null and void if not cashed within six months of issuance.
Thereafter, the claims and expenses on account of which such checks were issued shall be forever barred.

     Any distribution of shares of Common Stock under the Plan of Reorganization that is returned as unclaimed or undeliverable, and with regard to which the Company does not receive for six months any notice of a current address to which the distribution should be sent, shall become the property of the Company.

     2. Litigation Claims. All of the Company's litigation claims (that is, claims which the Company believes it may have against others) were retained by and/or transferred to and vested in the reorganized Company, free and clear of all liens, claims, encumbrances and other interests, subject to all defenses and setoffs.

     3. Amendment of Articles of Incorporation. The Company's Articles of Incorporation are deemed amended to prohibit the issuance of non-voting equity securities to the extent required by Section 1123(a)(6) of the Code.

     4. Retention of Jurisdiction. The Court retains jurisdiction to the extent and for the purposes provided by law.

     F.   Effect of Confirmation of Plan of Reorganization

     1. Discharge. As of the Effective Date, the Company is discharged of liability for payment of debts incurred before confirmation of the Plan of Reorganization. However, any liability imposed by the Plan of Reorganization is not discharged.

     2. Revesting of Property. Except as provided in subsection (d) below, and except as provided elsewhere in the Plan of Reorganization, all property of the estate, was revested in the Company upon confirmation of the Plan of Reorganization.

     3. Post-Confirmation Status Report. Until entry of a final decree, the Company shall file with the Court, not later than twenty days after the end of the calendar quarter which occurs after the entry of an order confirming the Plan of Reorganization, and every six months thereafter, a report of the action taken by the reorganized Company

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and the progress made toward consummation of the confirmed Plan of
Reorganization. The Company must also file post-confirmation quarterly operating reports as required by the United States Trustee Guidelines.

     4. Final Decree. Once the estate has been fully administered, the Company or another party as determined by the Court shall file a motion with the Court to close the Second Chapter 11 Proceeding.

     G.  Effective Date Balance Sheet

     Attached hereto as Exhibit 99-3 is the unaudited Balance Sheet of the Company as of November 22, 2002, the Effective Date of the Plan of Reorganization. An audit of the Balance Sheet as of the Effective Date is underway by the Company's independent auditors, and this filing will be amended upon the completion of that audit and the issuance of an opinion by the independent auditors on the Company's Balance Sheet.


                                        SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  NEVSTAR GAMING & ENTERTAINMENT CORP.

Date: November 22, 2002           ____________/s/__________________

                                  By: William O. Fleischman
                                      Chief Executive Officer and
                                      Chief Financial Officer